Exhibit 99

For Immediate Release

Contact:

Matthew Shepherd

678-942-2683

mshepherd@netbank.com

NetBank, Inc. Reports Fourth Quarter and Year-End 2004 Results

EPS Totals $.09 for the Year and a Loss of $.38 for the Quarter
Following a $29.0 Million CMC-Related Provision Expense

ATLANTA (February 2, 2005) — NetBank, Inc. (Nasdaq: NTBK), a diversified financial services provider and parent company of NetBank® (www.netbank.com), today reported earnings for the full year 2004.

The company reported a net loss of $17.7 million or $.38 per share for the fourth quarter, compared with net income of $10.0 million or $.21 per share during the same period a year ago. For the year, net income totaled $4.2 million or $.09 per share, compared with $50.5 million or $1.04 per share for 2003. Current period results include a provision expense against the company’s Commercial Money Center, Inc. (CMC) lease receivables totaling $29.0 million, pre-tax, or $.38 per share, after-tax.

Key trends between 2004 and 2003 performance include:

•                  Significant income progress within the banking segment. The segment reported a pre-tax loss of $11.1 million this year versus a pre-tax loss of $61.0 million a year ago. Exclusive of the $29.0 million, pre-tax, CMC provision, current year segment income was $17.9 million, pre-tax.

•                  Declining conforming mortgage volumes and margins. Conforming production totaled $10.6 billion, representing a year-over-year decline of $6.1 billion or 36%. The conforming pre-tax margin averaged 4 basis points in 2004, a drop of 86 basis points or 96% from 2003.

•                  Continued growth in non-conforming mortgage production. Non-conforming production reached $3.0 billion, a year-over-year increase of $769 million or 35%.

•                  A cross-over into profitability for the transaction processing segment. The segment contributed pre-tax income of $2.3 million, fueled by growth in the company’s mortgage servicing and ATM/merchant processing operations.

•                  A slowdown in balance sheet turn. The company’s balance sheet turn of asset sales into the secondary market equaled 3.1 times in 2004, compared with 3.7 times in 2003. The decline was caused mostly by lower loan volumes. As origination activity eased, the company shifted liquidity from warehouse lines to its loan operations into longer-duration assets.

The company’s board of directors approved a cash dividend of $.02 per share for shareholders of record on February 15. The dividend will be disbursed on March 15. Management also repurchased 223,600 shares of the company’s common stock during the fourth quarter. The average price paid per share was $9.75. Management is currently authorized to buy back an additional 663,964 shares.

Management Commentary

“Our quarterly and full year earnings were impacted by two main factors – the additional CMC provision and a sharp decline in conforming mortgage profitability,” said Douglas K. Freeman, chairman and chief executive officer. “We booked the additional CMC reserve in light of two CMC-related settlements that were announced by other banks in November. Our decision was prudent and warranted from an accounting standpoint. Our confidence in the legal merits of our case has not wavered.

“In terms of our conforming mortgage operation, we fully expected it to come under pressure in 2004 as origination volumes fell industry-wide from the record highs of 2003. Our production levels held up slightly better than our internal forecasts. But, margins were down far more than anticipated as pricing grew more competitive throughout the year. During the fourth quarter, the conforming operation actually posted a loss as it experienced the most difficult period yet in the current down cycle.

“In spite of these challenges, we made measurable progress toward our goal of rebalancing the company’s income across our three primary business segments,” Freeman concluded. “Our banking segment had a break-out year and is well on its way toward achieving the $45 million pre-tax goal we established for each of the segments in our long-term strategic plan. We also gained considerable traction in our transaction processing businesses. These successes will only become more apparent as our conforming mortgage operation begins to normalize.”

CMC Provision

The company recorded a $29.0 million provision against its CMC lease receivables during the quarter. Management booked the additional provision after two other banks announced CMC-related settlements in November. Under Generally Accepted Accounting Principles (GAAP), the settlements represent observable, third-party market valuations that the company believes it should consider in setting the reserve for its own CMC lease receivables. The additional provision brought the carrying value of the company’s receivables in line with recoverable values implied by the recent settlements.

The additional provision has no bearing on the merits of the company’s legal standing in its CMC litigation. Management remains confident in the case and is still pursuing litigation against Illinois Union Insurance Company, an affiliate of ACE INA Group (NYSE: ACE); Safeco Insurance Company, an affiliate of Safeco (Nasdaq: SAFC); and Royal Indemnity Company, an affiliate of Royal and SunAlliance Group (NYSE: RSA).

The status of the multi-district litigation (MDL) against the sureties has not changed. The case remains in the pre-trial phase. General discovery has been completed, and expert witness discovery is scheduled to begin after the judge rules on a number of pre-trial motions pending before the court.

There has been a development in the CMC bankruptcy proceeding. The company had previously resolved the bankruptcy estate’s claims related to the lease receivables insured by Safeco and Illinois Union. However, claims over the Royal-insured lease receivables were still at issue. On January 27, the bankruptcy judge ruled in favor of the CMC bankruptcy trustee. Management intends to appeal the decision but does not believe it will have a material adverse impact on the company’s ability to recover against Royal. The company has always focused on the MDL as its best recourse against the sureties. Regardless of the ultimate decision in the bankruptcy proceeding, management believes Royal still has liability under the servicing agreement it entered into as master servicer for the Royal leases, which is one of the major claims at issue in the MDL.

The company’s CMC-related legal expenses for the quarter totaled $623,000, pre-tax, or $.01 per share, after-tax. For the full year, the legal expenses were $3.6 million, pre-tax, or $.05 per share, after-tax.

For additional information on the current period provision expense and related charge-off, please refer to the company’s SEC filing dated December 21, 2004.

Other Noteworthy Items

During the fourth quarter, the company incurred expenses of $1.1 million or $.01 per share in its effort to comply with Section 404 of the Sarbanes-Oxley Act of 2002 (SOX). For the full year, SOX charges totaled $1.6 million or $.02 per share. These expenses are comprised of consulting fees and do not include any internal staffing costs.

Management also booked $767,000 or $.01 per share in amortization expenses on certain bank-owned life insurance policies the company issued to directors in 2002. The charge relates to accelerated recognition of certain prior service costs, which had been amortized previously.  There was no change in the benefits or overall cost of the program.

Banking Segment Performance

Table 1 below details results in the company’s banking segment. During the fourth quarter, the segment reported a pre-tax loss of $23.6 million, before gains on securities, debt and net servicing results. This compares to pre-tax income of $10.1 million on the same basis during the third quarter. The current period loss was driven by the additional CMC-related provision, which totaled $29.0 million, pre-tax. Exclusive of this expense, the segment had pre-tax income of $5.4 million before gains on securities, debt and net servicing results. The relative decline in core income relates mostly to a $193 million decrease in average earning assets. This decline was anticipated. Management had previously discussed a need to reduce the bank’s asset base to meet regulatory capital requirements in the short-term.

During the fourth quarter, servicing results were affected by a hedge loss of $947,000, pre-tax, and an offsetting impairment recovery of $3.1 million, pre-tax.

  Table 1

BANKING SEGMENT

($ in 000s, Unaudited)

	2004
	4th Qtr	3rd Qtr	Change
Net interest income	$21,938	$22,499	$(561)
Provision for credit losses	30,807	465	30,342
Net interest income after provision	(8,869)	22,034	(30,903)
Gains on sales of loans	88	2,011	(1,923)
Fees, charges and other income	3,256	3,306	(50)
Total revenues	(5,525)	27,351	(32,876)
Total expenses	18,044	17,232	812
Pre-tax income (loss) before gains on securities, debt and net servicing results	(23,569)	10,119	(33,688)
Net gain on securities and prepaid debt	2,363	2,248	115
Net servicing results	(1,406)	(10,167)	8,761
Pre-tax income (loss)	$(22,612)	$2,200	$(24,812)

Average earning assets	$4,417,153	$4,609,700	$(192,547)
UPB underlying MSRs	$12,766,699	$13,154,634	$(387,935)

Operations to earning assets
Net interest income after provision	(0.80)%	1.91%	(2.71)%
Gain on sale, fees, charges and other income	0.30%	0.46%	(0.16)%
Banking revenues	(0.50)%	2.37%	(2.87)%
Total expenses	1.63%	1.50%	0.14%
Pre-tax income (loss) before net gains on securities, debt and net servicing results	(2.13)%	0.87%	(3.01)%

Net servicing results to UPB underlying MSRs	(0.04)%	(0.31)%	0.27%

Other key banking segment comparisons include:

•                  Total deposits stood at $2.6 billion at year-end, an increase of $102 million or 4% from last year. Management modified its pricing strategy throughout the year to focus on high-potential, multi-product relationships. These efforts led to significant deposit growth in targeted areas, such as checking and small business accounts. Checking and small business deposits were up by 12% and 108% respectively.

•                  The company’s business equipment financing operation closed out a record year with fourth quarter production of $46.8 million. Total production for the year equaled $176 million. Annual pre-tax income reached $11.0 million, an increase of $6.4 million or 140% from 2003.

•                  Our auto lending business continued to gain traction during the year. On a sequential quarter basis, production fell by $16.4 million or 17% due in part to seasonality and stronger competition from captive finance companies as auto makers tried to sell last year’s models. But, the operation continues to enjoy greater leverage over its cost structure through consistent asset growth. Pre-tax income grew by $228,000 or 54% in the fourth quarter. The operation posted bottom-line profitability for the year with pre-tax income of $891,000 versus a loss of $1.5 million in 2003, its start-up year.

Financial Intermediary Segment Performance

Table 2 below details results in the company’s financial intermediary segment. The segment reported a pre-tax loss of $5.5 million for the fourth quarter, compared with pre-tax income of $5.0 million in the third quarter. Production totaled $3.1 billion, a quarter-over-quarter decrease of $227 million or 7%. Sales declined by $613 million or 16% to $3.2 billion. The segment’s pre-tax margin for the quarter was a negative 19 basis points, compared with a break-even margin in the previous quarter.

The deterioration in the margin occurred primarily on the conforming mortgage side of the business. The indirect conforming channel continued to face a competitive pricing environment. Management also recorded $2.2 million in conforming mortgage provision expense on potential fraud losses from a correspondent bank and mortgage broker the company previously did business with. This additional provision expense represents a direct charge against gain-on-sale revenue and thus impacted the conforming pre-tax margin. Profitability within the non-conforming operation also declined as revenue margins remained under pressure and sales activity dropped by 20% from the previous quarter.

Table 2

FINANCIAL INTERMEDIARY SEGMENT

($ in 000s, Unaudited)

	2004
	4th Qtr	3rd Qtr	Change
Pre-tax results
Net interest income	$10,970	$15,651	$(4,681)
Gain on sales of loans	20,733	25,489	(4,756)
Other income (expense)	441	3,316	(2,875)
Net Beacon credit services	30	(189)	219
Net MG Reinsurance results	702	557	145
Total revenues	32,876	44,824	(11,948)
Salary and employee benefits	21,480	23,531	(2,051)
Occupancy & Depreciation expense	7,257	7,155	102
Other expenses	9,606	9,144	462
Total expenses	38,343	39,830	(1,487)
Pre-tax income (loss)	$(5,467)	$4,994	$(10,461)

Production	$3,121,865	3,348,876	$(227,011)
Sales	$3,163,874	3,777,305	$(613,431)

Total revenues to sales	1.04%	1.19%	(0.15)%
Total expenses to production	1.23%	1.19%	0.04%
Pre-tax margin	(0.19)%	0.00%	(0.19)%

Other key financial intermediary segment comparisons include:

•                  Non-conforming production averaged $249 million per month, a 35% increase over the previous year’s average of $185 million per month.

•                  The company’s new RV, boat and personal aircraft lending operation generated $56.4 million in loans during the fourth quarter and crossed into profitability as expected.

Transaction Processing Segment Performance

Table 3 below details results in the company’s transaction processing segment. During the fourth quarter the segment reported pre-tax income of $1.6 million, an increase of $531,000 or 52% from the third quarter. The increase relates primarily to a $1.1 million recovery of a previous charge-off that the mortgage servicing operation realized during the quarter. Segment revenue fell by $286,000 or 4% due largely to seasonality within the ATM processing business. Revenue within this channel fell by 8%.

 Table 3

TRANSACTION PROCESSING SEGMENT

($ in 000s, Unaudited)

	2004
	4th Qtr	3rd Qtr	Change
Total revenue	$6,780	$7,066	$(286)
Total expenses	5,220	6,037	(817)
Pre-tax income	$1,560	$1,029	$531

Other key transaction processing segment comparisons include:

•                  Pre-tax income from the ATM and merchant processing operation totaled $275,000 during the fourth quarter, a decrease of $447,000 or 62%. The decline relates to lower ATM transaction volumes. Volumes are typically affected by seasonal factors during this period. Volumes should trend upward in the coming months.

•                  The company grew its ATM and merchant terminal network to 10,913 during 2004, an increase of 6,419 or 143% from 2003.

Next Quarter Earnings Outlook

Current analyst estimates for the company’s first quarter results range from $.05 to $.12. Management remains cautious on short-term earnings and currently believes first quarter results will likely resemble fourth quarter’s, exclusive of the CMC provision. Seasonally low production and pricing pressures within the conforming mortgage channel and the potential for negative net servicing results continue to pose a significant threat.

Supplemental Financial Data

Management has updated the quarterly financial data available on its Web site. This data provides further detail on the performance of the company’s different business channels over the past five quarters. It is intended to supplement the information in this announcement and give interested parties a better understanding of the company’s operations and financial trends.

Interested parties can find this quarterly supplement on the company’s Web site at www.netbank.com.
Go to “About NetBank” and then “Investor Relations.” The material is accessible through the link titled “Financial Data.”

Within this same area, the company posts a monthly statistical report, which is intended to give individuals a means of tracking the company’s performance during a quarter. The monthly report is published directly to the Web site around the 15th of each month.

Conference Call Information

Management has scheduled a conference call to discuss the quarterly results with financial analysts, media and other interested parties. The call will be held today at 10 a.m. EST.

Call Title:	NetBank, Inc. Earnings Announcement
Call Leader:	Douglas K. Freeman

Passcode:	NetBank
Toll-Free:	888-459-8438
International:	+1-210-234-8003
One-Week Replay:	800-944-3498

The company will audiocast the call on its Web site within the “Investor Relations” area. Individuals who cannot participate in the live call may e-mail their questions to mshepherd@netbank.com. Questions must be received before 8:30 a.m. EST for inclusion in the discussion.

Financial Reporting Control Issue

During the year-end financial reporting process, management discovered the company’s estimate of gain on sale income was off by $2.7 million. The error occurred in how the company estimates the change in the “fair market value” of its rate locks and their associated hedges. Management has evaluated the circumstances that led to the misstatement and concluded there was a reportable weakness in the company’s control environment at December 31, 2004. Pursuant to Section 404 of the Sarbanes-Oxley Act of 2002, management will report this material weakness in its annual report on Form 10-K and anticipates the company’s external auditors will issue an adverse opinion on the effectiveness of the company’s internal controls.

Management made the necessary adjustments to the current period financial reports and is taking the necessary steps to correct the relevant process. The weakness arose from modifications that were made to the process in mid 2004. Management has reviewed the prior periods and determined that the weakness had no material impact on previously reported results.

About NetBank, Inc.

NetBank, Inc. (Nasdaq: NTBK) operates with a revolutionary business model through a diverse group of complementary financial services businesses that leverage technology for more efficient and cost-effective delivery of services. Its primary areas of operation include personal and small business banking, retail and wholesale mortgage lending, and transaction processing. For more information, please visit www.netbank.com.

###

“Safe Harbor” Statement under the Private Securities Litigation Reform Act of 1995: Information in this press release about
1) the continuation of quarterly dividend payments to shareholders; 2) additional share repurchases; 3) a favorable outcome in the CMC litigation; 4) the banking segment achieving its $45 million pre-tax goal; 5) conforming mortgage operations beginning to normalize; 6) the auto lending business continuing to achieve greater leverage over its cost structure; and 7) any suggestion that additional weaknesses in financial reporting controls could not occur or impact previously reported financial periods are “forward-looking statements” involving risks and uncertainties that could cause actual results to differ materially. Potential risks include but are not limited to 1) changes in the company’s financial position; 2) a decision not to repurchase shares for strategic or economic reasons; 3) an adverse ruling in the CMC litigation; 4) a change in strategy or operational issues that hinders growth; 5) continued pricing pressures within the conforming mortgage channel; 6) an unforeseen increase in operating costs; and 7) undetected weaknesses or breakage in current internal financial reporting controls. The company has no obligation to update any forward-looking statements. For a discussion of additional risks and uncertainties facing NetBank, Inc., see “Risk Factors” in the company’s SEC filings.

NetBank, Inc.

Consolidated Statements of Operations

For the Three Months Ended December 31,

(Unaudited and in 000’s except per share data)

	2004					2003
	Retail banking	Financial intermediary	Transaction processing	Other / eliminations	Consolidated NetBank, Inc.	Consolidated NetBank, Inc.

Interest income:
Loans and leases	$25,716	$24,096	$12	$334	$50,158	$52,522
Investment securities	7,270	—	—	—	7,270	3,783
Short-term investments	326	56	—	(1)	381	63
Inter-company	18,582	2,348	—	(20,930)	—	—
Total interest income	51,894	26,500	12	(20,597)	57,809	56,368

Interest expense:
Deposits	12,680	—	—	—	12,680	12,511
Other borrowed funds	10,520	1,237	18	173	11,948	7,784
Inter-company	6,834	14,249	—	(21,083)	—	—
Total interest expense	30,034	15,486	18	(20,910)	24,628	20,295
Net interest income	21,860	11,014	(6)	313	33,181	36,073
Provision for credit losses	30,807	(12)	—	—	30,795	2,709
Net interest income after provision for credit losses	(8,947)	11,026	(6)	313	2,386	33,364

Non-interest income:
Service charges and fees	13,364	526	3,583	—	17,473	16,093
Gain on sales of loans and MSRs	88	21,695	—	(177)	21,606	47,568
Other Income	(4,217)	(191)	1,047	(46)	(3,407)	537
Gain on sales of investment securities	2,363	—	—	—	2,363	—
Gains (losses) on deriviatives	4,086	—	—	—	4,086	—
Intersegment servicing/processing fees	—	780	3,551	(4,331)	—	—
Total non-interest income	15,684	22,810	8,181	(4,554)	42,121	64,198

Non-interest expense:
Salaries and benefits	6,112	22,148	2,475	317	31,052	33,715
Customer service	2,708	—	413	2	3,123	2,682
Marketing costs	881	1,289	61	50	2,281	2,176
Data processing	3,015	1,058	738	6	4,817	4,433
Depreciation and amortization	1,683	2,669	858	100	5,310	4,547
Impairment and amortization of MSRs	7,693	100	—	—	7,793	13,949
Office expenses	462	1,924	506	30	2,922	2,961
Occupancy	590	4,627	356	46	5,619	5,167
Travel and entertainment	158	1,235	152	38	1,583	1,355
Professional fees	1,050	2,058	758	1,785	5,651	5,271
Prepaid lost interest from curtailments	1,172	10	—	—	1,182	1,439
Other	1,233	241	298	(176)	1,596	4,087
Prepayment fees on the early extinguishment of debt	—	—	—	—	—	(74)
Intersegment servicing/processing fees	2,592	1,739	—	(4,331)	—	—
Minority interests in affiliates	—	205	—	19	224	—
Total non-interest expense	29,349	39,303	6,615	(2,114)	73,153	81,708
Income (loss) before income taxes	(22,612)	(5,467)	1,560	(2,127)	(28,646)	15,854
Income tax (expense) benefit	8,059	3,171	(761)	521	10,990	(5,844)
Net income (loss)	$(14,553)	$(2,296)	$799	$(1,606)	$(17,656)	$10,010

Net income (loss) per common and potential common shares outstanding:
Basic					$(0.38)	$0.21
Diluted					$(0.38)	$0.21

Weighted average common and potential common shares outstanding:
Basic					46,563	47,742
Diluted					46,563	48,598

NetBank, Inc.

Consolidated Statements of Operations

For the Year Ended December 31,

(Unaudited and in 000’s except per share data)

	2004					2003
	Retail banking	Financial intermediary	Transaction processing	Other / eliminations	Consolidated NetBank, Inc.	Consolidated NetBank, Inc.

Interest income:
Loans and leases	$99,830	$108,020	$42	$2,368	$210,260	$190,845
Investment securities	20,837	1	—	—	20,838	19,445
Short-term investments	925	134	—	6	1,065	340
Inter-company	50,496	3,010	—	(53,506)	—	—
Total interest income	172,088	111,165	42	(51,132)	232,163	210,630

Interest expense:
Deposits	47,044	—	—	—	47,044	49,784
Other borrowed funds	36,978	7,859	83	653	45,573	35,602
Inter-company	7,215	46,071	—	(53,286)	—	—
Total interest expense	91,237	53,930	83	(52,633)	92,617	85,386
Net interest income	80,851	57,235	(41)	1,501	139,546	125,244
Provision for credit losses	34,745	32	—	—	34,777	7,008
Net interest income after provision for credit losses	46,106	57,203	(41)	1,501	104,769	118,236

Non-interest income:
Service charges and fees	52,105	2,731	13,747	—	68,583	51,888
Gain on sales of loans and MSRs	3,160	115,692	—	(3,278)	115,574	232,029
Other Income	1,989	2,596	3,875	(46)	8,414	15,233
Gain on sales of investment securities	7,780	—	—	—	7,780	11,394
Gains on derivatives	7,000	—	—	—	7,000	—
Intersegment servicing/processing fees	—	1,925	14,326	(16,251)	—	—
Total non-interest income	72,034	122,944	31,948	(19,575)	207,351	310,544

Non-interest expense:
Salaries and benefits	19,763	93,479	10,241	2,381	125,864	132,667
Customer service	11,791	—	733	6	12,530	10,964
Marketing costs	4,289	4,291	313	362	9,255	8,495
Data processing	11,711	4,227	2,758	9	18,705	16,092
Depreciation and amortization	6,258	10,393	2,987	386	20,024	15,801
Impairment and amortization of MSRs	46,202	401	—	—	46,603	72,479
Office expenses	1,757	7,072	2,424	78	11,331	10,495
Occupancy	2,376	17,960	1,430	130	21,896	19,298
Travel and entertainment	565	3,818	636	226	5,245	4,484
Professional fees	4,570	5,587	2,823	3,390	16,370	17,390
Prepaid lost interest on curtailments	5,329	27	—	—	5,356	10,026
Other	4,578	2,624	5,238	(659)	11,781	14,343
Prepayment fees on the early extinguishment of debt	—	—	—	—	—	16,193
Intersegment servicing/processing fees	10,027	6,224	—	(16,251)	—	—
Minority interests in affiliates	—	803	—	27	830	—
Total non-interest expense	129,216	156,906	29,583	(9,915)	305,790	348,727
Income (loss) before income taxes	(11,076)	23,241	2,324	(8,159)	6,330	80,053
Income tax (expense) benefit	3,738	(7,844)	(784)	2,780	(2,110)	(29,539)
Net income (loss)	$(7,338)	$15,397	$1,540	$(5,379)	$4,220	$50,514

Net income per common and potential common shares outstanding:
Basic					$0.09	$1.05
Diluted					$0.09	$1.04

Weighted average common and potential common shares outstanding:
Basic					46,862	47,963
Diluted					47,214	48,645

NetBank, Inc.

Condensed Consolidated Balance Sheet

As of December 31,

(Unaudited and in 000’s except per share data)

	2004					2003
	Retail Banking	Financial Intermediary	Transaction Processing	Other/ Eliminations	NetBank, Inc.	NetBank, Inc.
Assets
Cash and cash equivalents:
Cash and due from banks	$71,910	$34,585	$(188)	$(2,237)	$104,070	$24,211
Federal funds sold	43,099	—	3,133	—	46,232	9,416
Total cash and cash equivalents	115,009	34,585	2,945	(2,237)	150,302	33,627
Investment securities available for sale-at fair value	700,291	4	—	—	700,295	454,348
Stock of Federal Home Loan Bank of Atlanta-at cost	60,128	—	—	—	60,128	54,491
Loans held for sale	4,148	1,169,649	—	(18)	1,173,779	1,951,113
Loans and leases receivable-net of allowance for losses	2,097,942	2,958	—	(5,068)	2,095,832	1,761,372
Mortgage servicing rights	171,560	1,259	—	—	172,819	165,214
Accrued interest receivable	8,389	3,124	—	—	11,513	14,713
Furniture, equipment and capitalized software	14,094	33,004	2,167	2,173	51,438	53,902
Goodwill and other intangibles	1,916	49,216	27,798	265	79,195	62,441
Due from servicers and investors	50,904	1,537	—	—	52,441	33,187
Intercompany receivable	1,014,978	(801,365)	1,307	(214,920)	—	—
Unsettled trades	—	—	—	—	—	90,000
Other assets	31,726	36,457	3,142	3,114	74,439	60,397
Total assets	$4,271,085	$530,428	$37,359	$(216,691)	$4,622,181	$4,734,805

Liabilities
Deposits	$2,643,417	$—	$—	$(3,976)	$2,639,441	$2,539,427
Other borrowed funds	1,240,478	69,728	1,285	—	1,311,491	1,421,022
Intercompany debt	220,009	11,325	—	(231,334)	—	—
Subordinated debt	—	—	—	11,857	11,857	11,857
Accrued interest payable	9,643	539	—	127	10,309	9,098
Loans in process	—	27,820	—	—	27,820	30,756
Unsettled trades	50,543	—	—	—	50,543	131,707
Representations and warranties	—	22,676	—	—	22,676	17,905
Accounts payable and accrued liabilities	26,690	100,555	3,560	2,757	133,562	142,683
Total liabilities	4,190,780	232,643	4,845	(220,569)	4,207,699	4,304,455

Minority interests in affiliates	—	455	—	—	455	—

Shareholders’ equity
Preferred stock, no par (10,000 shares authorized, none outstanding)	—	—	—	—	—	—
Common stock, $.01 par (100,000 shares authorized, 52,820 and 52,820 shares issued, respectively)	—	—	—	528	528	528
Additional paid-in capital	—	—	—	432,132	432,132	432,035
Retained earnings (deficit)	—	—	—	43,849	43,849	44,102
Accumulated other comprehensive income, net of tax	—	—	—	(1,136)	(1,136)	2,742
Treasury stock, at cost (6,292 and 5,236 shares, respectively)	—	—	—	(61,087)	(61,087)	(48,674)
Unearned compensation	—	—	—	(259)	(259)	(383)
Allocated equity	80,305	297,330	32,514	(410,149)	—	—
Total shareholders’ equity	80,305	297,330	32,514	3,878	414,027	430,350

Total liabilities, minority interests and shareholders’ equity	$4,271,085	$530,428	$37,359	$(216,691)	$4,622,181	$4,734,805

NetBank, Inc. Consolidated

Selected Financial and Operating Data

(Unaudited and in 000’s except per share data)

	December 30,	Quarter Ended September 30,	December 30,
	2004	2004	2003
Consolidated:

Net income (loss)	$(17,656)	$4,015	$10,010
Total assets	$4,622,181	$4,488,271	$4,734,805
Total equity	$414,027	$437,357	$430,350
Shares outstanding	46,528	46,747	47,585
Return on average equity	-16.59%	3.70%	9.34%
Return on average assets	-1.48%	0.31%	0.89%
Book value per share	$8.90	$9.36	$9.04
Tangible book value per share	$7.20	$7.67	$7.73

NetBank, FSB:

Deposits	$2,642,288	$2,744,858	$2,539,670
Customers	159,544	162,654	165,762

Estimated Capital Ratios:
Tier 1 (core) capital ratio	6.73%	7.34%	6.42%
Total risk-based capital ratio	11.30%	12.12%	11.79%

Asset quality numbers:
CMC Lease portfolio	$31,527	$81,993	$82,995
Non-performing loan and lease receivables	5,518	4,052	4,233
Total non-performing loan and lease receivables	37,045	86,045	87,228
Non-performing loans held for sale (1)	36,253	43,889	25,843
Total non-performing loans and leases	73,298	129,934	113,071
Other real estate owned (2)	5,799	6,776	3,300
Total non-performing assets	$79,097	$136,710	$116,371

Allowance for credit losses (ALLL)	$24,461	$45,306	$43,689
Net (charge-offs) of loan and lease receivables	$(51,639)	$(1,196)	$(1,523)

Asset quality ratios:
Total non-performing assets / average assets	1.66%	2.62%	2.58%
ALLL / total non-performing loan and lease receivables	66.03%	52.65%	50.09%
Net annualized charge-offs / total assets	4.47%	0.11%	0.13%

Mortgage Banking:

Production Activity:
Retail	$613,313	$609,545	$574,713
Correspondent	1,075,388	1,174,625	1,165,606
Wholesale	627,019	714,615	759,643
RMS	33,694	41,532	118,664
Total agency-eligible	2,349,414	2,540,317	2,618,626
Non-conforming	772,451	808,559	662,654
Total	$3,121,865	$3,348,876	$3,281,280

Sales Activity:
Third party sales	$3,106,956	$3,639,337	$3,796,146
Sales to the retail bank	56,918	137,968	160,041
Total sales	$3,163,874	$3,777,305	$3,956,187

Pipeline:
Locked mortgage loan pipeline	$754,876	$1,088,434	$966,943
Mortgage application pipeline	2,709,891	3,250,629	3,159,307
Total Pipeline	$3,464,767	$4,339,063	$4,126,250

UPB of loans serviced:	$16,706,702	$17,217,391	$17,025,487

(1) Held for sale assets are carried at the lower of cost or market (LOCOM).  LOCOM adjustments, under GAAP, are direct reductions of the assets’ carrying values and are not considered allowances.

(2) Other real estate owned is carried at net realizable value.